     As filed with the Securities and Exchange Commission on March 25, 2004
                          Registration No. 333-_______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             CHEVIOT FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

                Federal                                     56-2423720
     (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

                              3723 Glenmore Avenue
                               Cheviot, Ohio 45211
                                 (513) 661-0457
    (Address, including zip code, of registrant's principal executive office)

            ---------------------------------------------------------
               CHEVIOT SAVINGS BANK 401(K) RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

            ---------------------------------------------------------
                               Thomas J. Linneman
                      President and Chief Executive Officer
                              3723 Glenmore Avenue
                               Cheviot, Ohio 45211
                                 (513) 661-0457
             (Name, address including zip code, and telephone number
                   including area code, of agent for service)

            ---------------------------------------------------------
                  Please send copies of all communications to:

                               Neil Ganulin, Esq.
                              Frost Brown Todd LLC
                                 2200 PNC Center
                              201 East Fifth Street
                             Cincinnati, Ohio 45202
                                 (513) 651-6800
            ---------------------------------------------------------

                                          CALCULATION OF REGISTRATION FEE

========================== =============== ============================== ========================== ====================
   TITLE OF SECURITIES      AMOUNT TO BE     PROPOSED MAXIMUM OFFERING        PROPOSED MAXIMUM            AMOUNT OF
    TO BE REGISTERED       REGISTERED(1)        PRICE PER SHARE(2)        AGGREGATE OFFERING PRICE    REGISTRATION FEE
-------------------------- --------------- ------------------------------ -------------------------- --------------------
Common shares, without
par value                     100,000                 $13.625                    $1,362,500                  $173
-------------------------- --------------- ------------------------------ -------------------------- --------------------
(1)  Pursuant to Rule 416(a), this registration statement also covers additional common shares to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)  Estimated in accordance with Rule 457(c) pursuant to Rule 457(h)(i), based upon the average of the high and low prices per share on the NASDAQ SmallCap Market on March 19, 2004 solely for the purpose of calculation of the registration fee.

Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


* Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents have been filed by Cheviot Financial Corp. (the "Company") with the Commission (File No. 0-50529) and are incorporated herein by reference:

        1. The Company's latest prospectus filed pursuant to Rule 424(b) on December 5, 2003; and

        2. The description of the Company's common shares from its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 29, 2003 and any amendment or report filed thereafter for the purposes of updating such description.

        The common shares, par value $0.01 per share, are registered under
Section 12 of the Securities Exchange Act of 1934.

        All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Subsequently Filed Documents"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

        Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any Subsequently Filed Document modifies or supersedes such statement. Any such modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        The Company will provide without charge, upon written or oral request, to each person to whom a copy of this Registration Statement is delivered, a copy of any or all of the documents incorporated by reference herein, not including exhibits to such documents. Requests for such copies should be directed to the Chief Financial Officer, Cheviot Financial Corp., 3723 Glenmore Avenue, Cheviot, Ohio 45211, telephone number (513) 661-0457.

ITEM 4. DESCRIPTION OF CAPITAL STOCK.

        The common shares, par value $0.01 per share, are registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        There are no provisions in the Company's Charter (the "Charter") by which an officer or director may be indemnified against any liability which he or she may incur in his or her capacity as such. However, the Company has indemnification provisions in its Bylaws (the "Bylaws") which provide the Company will indemnify, to the full extent permitted by the regulations of the Office of Thrift Supervision (the "OTS"), all persons whom it may indemnify under such regulations.

        Reference is made to Title 12, Sections 545.121 and 575.14(c)(3) of the Code of Federal Regulations, which provides for indemnification of directors and officers in certain circumstances.

        The Company provides liability insurance for its directors and officers for certain losses arising from certain claims and charges, including claims and charges under the Securities Act of 1933, which may be made against such persons while acting in their capacities as directors and officers of the Company.

        The above discussion of the Charter, Bylaws and Title 12, Sections
545.121 and 574.14(c)(3) of the Code of Federal Regulations is not intended to be exhaustive and is respectively qualified in its entirety by the Charter, Regulations and such regulations of the OTS.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The Exhibits filed as part of this Registration Statement are described in the Exhibit Index included in this filing.

ITEM 9. UNDERTAKINGS.

        (1)     The undersigned registrant hereby undertakes:

                (a) To file, during any period in which offers or sales of the securities registered hereunder are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

                        provided, however, that the undertakings in clauses (i)
                        - (ii) hereof will not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions of Rule 512(h) of Regulation S-K, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati and State of Ohio, on the 24th day of March, 2004.

                                           CHEVIOT FINANCIAL CORP.

                                           By: /s/ Scott T. Smith
                                               ---------------------------------
                                               Scott T. Smith, Chief Financial
                                               Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 24th day of March, 2004 by the following persons in the capacities indicated.

                    Signature


/s/ Thomas J. Linneman
----------------------------------------     Principal Executive Officer:
Thomas J. Linneman                           President, Chief Executive Officer
                                             and Director


/s/ Scott T. Smith
----------------------------------------     Principal Financial Officer and
Scott T. Smith                               Principal Accounting Officer: Chief
                                             Financial Officer


/s/ Gerhard H. Hillmann*
----------------------------------------     Director
Gerhard H. Hillmann*


/s/ Edward L. Kleemeier*
----------------------------------------     Director
Edward L. Kleemeier*


/s/ John T. Smith*
----------------------------------------     Director
John T. Smith*


/s/ Robert Thomas*
----------------------------------------     Director
Robert Thomas*


/s/ James E. Williamson*
-----------------------------------------    Director
James E. Williamson*

   /s/ Scott T. Smith
*  --------------------------------------
   Scott T. Smith, as attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, the trustees of the plan (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati and State of Ohio, on the 24th day of March, 2004.

                                     CHEVIOT SAVINGS BANK 401(k) RETIREMENT
                                         SAVINGS PLAN


                                     By:    /s/ Scott T. Smith
                                            ----------------------------------
                                     Name:  Scott T. Smith
                                     Its:   Trustee

                                  EXHIBIT INDEX


Exhibit    Description                                                    Page

3.1* Charter of Cheviot Financial Corp. (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-106663) filed on
           June 30, 2003).

3.2* Bylaws of Cheviot Financial Corp. (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-106663) filed on June 30, 2003).

4.1        Cheviot Building and Loan Co. 401(k) Retirement Savings
           Plan and Trust

4.2 Amendment to the Cheviot Savings Bank 401(k) Retirement Savings Plan effective November 20, 2003.

5          Opinion of Counsel by Frost Brown Todd LLC.

23.1       Consent of Frost Brown Todd LLC (included in Exhibit 5).

23.2       Consent of GrantThornton LLP.

24         Powers of Attorney.

* Previously filed.